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                                                                     Exhibit 2.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

IN RE:                         :   CASE NO. 03-62695
iPCS, Inc.,                    :   CHAPTER 11
      Debtor.                  :   JUDGE DIEHL
                               :
-------------------------------
IN RE:                         :   CASE NO. 03-62696
                               :   (Jointly Admin. under 03-62695)
iPCS Wireless, Inc.,           :   CHAPTER 11
      Debtor.                  :   JUDGE DIEHL
                               :
-------------------------------
IN RE:                         :   CASE NO. 03-62697
                               :   (Jointly Admin. under 03-62695)
iPCS Equipment, Inc.,          :   CHAPTER 11
      Debtor.                  :   JUDGE DIEHL
                               :

             MODIFICATION TO SECOND AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION FOR iPCS, INC., iPCS WIRELESS, INC.,
                            AND iPCS EQUIPMENT, INC.

     COMES NOW iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc., (collectively, referred to herein as the "Debtors") by and through undersigned counsel, and hereby file this "Modification to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS, Wireless, Inc., and iPCS Equipment, Inc." (the "Modification"). In support of the Modification, the Debtors show the Court as follows:

                SUMMARY OF DISCLOSURE STATEMENT AND PLAN PROCESS

     1. On March 31, 2004, Debtors filed their "Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Original Plan"). On April 16, 2004, Debtors filed their "First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "First Amended Plan"), and on May 26, 2004, Debtors filed their "Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Second Amended Plan")

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(collectively, the Original Plan, First Amended Plan and the Second Amended Plan
are referred to as the "Plan").

     2. Debtors filed their "Disclosure Statement with Respect to First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Initial Disclosure Statement") on April 17, 2004, and their "Amended Disclosure Statement with Respect to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Amended Disclosure Statement") on May 26, 2004 (collectively, the Initial Disclosure Statement and the Amended Disclosure Statement are referred to as the "Disclosure Statement").

     3. On May 26, 2004, Debtors filed the following: (a) "Summary Disclosure Statement and Plan Summary with Respect to First Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc., and iPCS Equipment, Inc." (the "Summary Disclosure Statement"); and (b) "Motion Requesting Entry of Order:
(1) Approving Disclosure Statement and Summary Disclosure Statement; (2) Approving Form of Ballot, Voting Deadline and Procedures for Tabulating Votes;
(3) Approving the form of Notice for the Confirmation Hearing; (4) Setting Confirmation Hearing; (5) Establishing Notification Procedures with Respect to Supplemental Pleadings and Notifications Filed in connection with the Plan of Reorganization; (6) Approving Voting Procedures for Notes held by Nominees of Beneficial Holders; (7) Authorizing Cash Payment in Full and Final Satisfaction of General Unsecured Claims Held by Trade Creditors in an Amount Equal to or Less Than $100.00; and (8) Establishing Deadlines and Record Dates Related Thereto" (the "Procedures Motion").

     4. On May 27, 2004, the Court, after hearing, approved the Disclosure Statement and the Procedures Motion. The Court scheduled a Plan confirmation hearing for July 8, 2004.

                                       -2-
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                                  JURISDICTION

     5. This Court has jurisdiction over this Modification pursuant to 28 U.S.C. Section1334, which is a core proceeding within the meaning of 28 U.S.C.
Section 157(b)(2). Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. The statutory basis for the relief is 11 U.S.C. Section1127(a).

                                RELIEF REQUESTED

     6. In accordance with 11 U.S.C. Section1127(a) Debtors hereby modify the Plan to add the following provision:

                    6.6(c) SUBSTITUTION OF DIRECTORS. In the event that any of the individuals identified by the Committee to serve as a director of the Reorganized iPCS is unable so to serve, the Committee shall have the right to designate a replacement for any such individual prior to the Effective Date by the filing of a notice of such appointment with the Court. In the event no such designation is made, the Reorganized iPCS shall initially have such directors as are able to serve in accordance with the Plan from and after the Effective Date, and shall have one or more vacancies on its Board of Directors, equal in number to seven minus the number of initial directors. In such event, the directors appointed by the Committee shall have a period of sixty (60) days from and after the Effective Date to fill such vacancy or vacancies following consultation with the entire Board, the appointment of such director(s) to be evidenced by the filing of a notice with the Court by the Reorganized iPCS. In the event no such appointment is made within such sixty
                    (60) day period, such vacancy or vacancies may (but need not) be filled by the Board of Directors of the Reorganized iPCS.

     Respectfully submitted this 8th day of July, 2004.

                                      LAMBERTH, CIFELLI, STOKES
                                      & STOUT, P.A.
                                      Attorneys for the Debtors

                                           /s/ Gregory D. Ellis
                                      ------------------------------
3343 Peachtree Road NE                Gregory D. Ellis
East Tower, Suite 550                 Georgia Bar No. 245310
Atlanta, GA 30326                     M. Denise Dotson
(404) 262-7373                        Georgia Bar No. 227230

                                       -3-
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                             CERTIFICATE OF SERVICE

     This is to certify that I caused to be served a true and correct copy of the foregoing document upon the parties listed below via first class United States mail in a properly addressed envelope and via any other method specified herein below to assure delivery, to:

U.S. Trustee
Office of the U.S. Trustee
362 Richard Russell Building
75 Spring Street SW
Atlanta, GA 30303

Jesse H. Austin, III
Paul, Hastings, Janofsky & Walker
600 Peachtree Street NE, Suite 2400
Atlanta, GA 30308

E. Penn Nicholson
Powell, Goldstein, Frazer & Murphy, LLP
191 Peachtree Street NE, 16th Floor
Atlanta, GA 30303

James A. Pardo, Jr.
King & Spalding
191 Peachtree Street NE, Suite 4900
Atlanta, GA 30303

Andrew N. Rosenberg
Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064

O'Melveny & Meyers, LLP
Sandeep Qusba, Esq.
Times Square Tower
7 Times Square
New York, NY 10036

          This 8th day of July, 2004.

                                             /s/ M. Denise Dotson
                                       -----------------------------------
                                       M. Denise Dotson